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                                                                     Exhibit 5.1



              [Letterhead of Ballard Spahr Andrews & Ingersoll]





                              December 15, 1997


Wellsford Real Properties, Inc.
Seventh Floor
610 Fifth Avenue
New York, NY 10020

      Re:    Wellsford Real Properties, Inc.
             Registration Statement on Form S-4
             filed on December 15, 1997
             --------------------------------

Ladies and Gentlemen:

         We have served as Maryland counsel to Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the issuance by the Company of 3,350,000 shares of common stock (the "Shares"), $0.01 par value per share, of the Company (the "Common Stock"), to the shareholders of Value Property Trust ("VLP"), a Maryland real estate investment trust, in connection with the merger (the "Merger") of Wellsford Capital Corporation ("Wellsford Capital"), a Maryland corporation and a wholly owned subsidiary of the Company, with and into VLP pursuant to the Agreement and Plan of Merger, dated as of September 18, 1997, by and among the Company, Wellsford Capital and VLP (the "Merger Agreement"), as described in the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         2. The Bylaws of the Company, certified as of a recent date by its Secretary;

         3.       Resolutions adopted by the Board of Directors, or a duly

authorized committee thereof, of the Company relating to (i) the issuance of the Shares and (ii) the approval of the Merger Agreement, certified as of a recent date by the Secretary of the Company;



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Wellsford Real Properties, Inc.
December 15, 1997
Page 2




         4.       The Merger Agreement;

         5. A certificate of the SDAT, as of a recent date, as to the good standing of Company;

         6. A certificate executed by the Secretary of the Company, dated the date hereof; and

         7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

         5. The Shares will be represented by certificates substantially in the form of the certificates which currently represent the Company's shares of Common Stock, $0.01 par value per share.

         The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.




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Wellsford Real Properties, Inc.
December 15, 1997
Page 3


         2. The Shares have been duly and validly authorized and, when and if issued in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance and with the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws (including the securities laws of the State of Maryland).

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                         Very truly yours,

                                         BALLARD SPAHR ANDREWS & INGERSOLL